EXHIBIT 99.1
Contact:
Doug Farrell
Vice President, Investor Relations & Treasury
408-731-5285

AFFYMETRIX REPORTS THIRD QUARTER 2010 RESULTS

–  Company reports net income for third quarter; gross margin and operating expense improvements over 2009  –

Santa Clara, Calif.—October 27, 2010—Affymetrix, Inc., (NASDAQ: AFFX) today reported its operating results for the third quarter of 2010. Total revenue for the quarter was $74.0 million as compared to total revenue of $78.2 million in the third quarter of 2009.

For the third quarter of 2010, product revenue was $67.3 million, service revenue was $4.9 million, and royalties and other revenue were $1.8 million. This compares to third quarter 2009 product revenue of $66.2 million, service revenue of $9.9 million, and royalties and other revenue of $2.1 million.

The Company reported a net income of approximately $1.0 million, or $0.01 per diluted share, in the third quarter of 2010, which includes a $4.1 million, or $0.06 per diluted share, gain on debt repurchase from the convertible notes buyback of $71.9 million of aggregate principal amount.  This compares to a net loss of $8.8 million, or $0.13 per diluted share, in the third quarter of 2009.

For the third quarter of 2010, cost of product sales was $29.8 million compared to $30.7 million in the same period of 2009. Cost of services and other was $3.7 million compared to $5.1 million in the same period of 2009.

Product gross margin was 56 percent, as compared to 54 percent in the same period of 2009.

For the third quarter of 2010, operating expenses were $42.5 million as compared to operating expenses of $49.1 million in the third quarter of 2009.

“We continue to move the business toward profitability through the adoption of new products, improvements in gross margins and by lowering operating expenses.  During the third quarter we strengthened our balance sheet and significantly reduced future interest payments through the repurchase of approximately $72 million of our 3.50% senior convertible notes. Through the first nine months of 2010, we generated approximately $25 million in cash-flow from operations,” said Kevin M. King, president and CEO.

“We are making good progress in expanding our commercial opportunities downstream of basic research,” continued King. “This includes the launch of our OncoScan FFPE Express service for analyzing tumor biopsy samples, as well as delivering on an important diagnostic milestone by completing a 510K filing for IVD-MDCFM clearance of our Human U133 gene expression array.”

During the third quarter the Company:

•
Completed a 510K filing for IVD-MDCFM (medical device for further manufacturing) clearance of the Human U133 gene expression array, the most widely published array in studies exploring the disease process. The Company expects that FDA approval will accelerate the path to commercialization of array-based tests and therapeutics derived from discoveries of new regulatory pathways, drug targets, biomarkers, and deeper understanding of the mechanisms of diseases, and toxicological response analysis.

•
Began commercialization of the AxiomTM Chinese myDesignTM Genotyping Array, the first product that provides maximum power for genome-wide association studies (GWAS) specifically for Chinese populations. The new Chinese myDesign Genotyping Array is part of a suite of population-optimized arrays to be released this year that leverage the Affymetrix Axiom Genomic Database, the world's largest collection of validated common and rare SNPs for creating custom arrays containing 50,000 to as many as 2.6 million SNPs.

•	Launched the OncoScan FFPE Express, a service that allows cancer researchers to analyze the genetic signatures of tumors that are Formalin-Fixed and Paraffin-Embedded (FFPE).
•
Released an unparalleled data set based on extensive validation of novel SNPs from the 1000 Genomes Project. This data will give researchers access to more rare mutations for genome-wide association studies and will enable the rapid design of custom arrays for a variety of applications, including the validation of sequencing results.

•
Highlighted the results of an international collaboration led by scientists at Boston College, the Broad Institute, and Imperial College London that used an Affymetrix custom microarray to advance the study of malaria by assessing the variation in genetic structure and detecting known and novel genetic differences among malaria vector mosquito populations. This study will enable association studies that link mosquito genes to insecticide resistance and parasite infection susceptibility, ultimately helping to reduce malaria transmission.

•
The Company completed a previously announced repurchase of approximately $72 million face value of 3.50% senior convertible notes for $66.9 million, generating a gain of $4.1 million. The Company has approximately $149 million in outstanding 3.50% senior convertible notes as of October 27, 2010.

Affymetrix's management team will host a conference call on October 27, 2010 at 2:00 p.m. PT to review its operating results for the third quarter of 2010. A live webcast can be accessed by visiting the Investor Relations section of the Company’s website at www.affymetrix.com. In addition, investors and other interested parties can listen by dialing domestic: (877) 407-8291, international: (201) 689-8345.

A replay of this call will be available from 5:00 p.m. PT on October 27, 2010 until 8:00 p.m. PT on November 3, 2010 at the following numbers: domestic: (877) 660-6853, international: (201) 612-7415. The passcode for both replays is 359017. An archived webcast of the conference call will be available under the Investor Relations section of the Company's website.

About Affymetrix
Affymetrix technology is used by the world's top pharmaceutical, diagnostic, and biotechnology companies, as well as leading academic, government, and nonprofit research institutes. More than 2,000 systems have been shipped around the world and over 22,000 peer-reviewed papers have been published using the technology. Affymetrix is headquartered in Santa Clara, Calif., and has manufacturing facilities in Cleveland, Ohio, and Singapore. The Company has more than 900 employees worldwide and maintains sales and distribution operations across Europe and Asia. For more information about Affymetrix, please visit the Company's website.

All statements in this press release that are not historical are "forward-looking statements" within the meaning of Section 21E of the Securities Exchange Act as amended, including statements regarding Affymetrix' "expectations," "beliefs," "hopes," "intentions," "strategies" or the like. Such statements are subject to risks and uncertainties that could cause actual results to differ materially for Affymetrix from those projected, including, but not limited to: risk relating to the Company’s ability to successfully commercialize new products, risk relating to past and future acquisitions, including the ability of the Company to successfully integrate such acquisitions into its existing business; risks of the Company's ability to achieve and sustain higher levels of revenue, higher gross margins and reduced operating expenses; uncertainties relating to technological approaches, risks associated with manufacturing and product development; personnel retention; uncertainties relating to cost and pricing of Affymetrix products; dependence on collaborative partners; uncertainties relating to sole-source suppliers; uncertainties relating to FDA and other regulatory approvals; competition; risks relating to intellectual property of others and the uncertainties of patent protection and litigation. These and other risk factors are discussed in Affymetrix' Annual Report on Form 10-K for the year ended December 31, 2009, and other SEC reports, including its Quarterly Reports on Form 10-Q for subsequent quarterly periods. Affymetrix expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in Affymetrix' expectations with regard thereto or any change in events, conditions or circumstances on which any such statements are based.

PLEASE NOTE:
Affymetrix, the Affymetrix logo, GeneChip, and all other trademarks are the property of Affymetrix, Inc.

- Financial Charts to Follow -

AFFYMETRIX, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(IN THOUSANDS)
(UNAUDITED)

	September 30,	December 31,
	2010	2009
ASSETS:		(Note 1)
Current assets:
Cash and cash equivalents	$40,141	$65,642
Restricted cash—short-term portion	409	1,686
Available-for-sale securities—short-term portion	80,432	213,377
Accounts receivable, net	52,354	64,933
Inventories	52,337	54,490
Deferred tax assets—short-term portion	1,167	1,172
Prepaid expenses and other current assets	12,155	15,903
Total current assets	238,995	417,203
Available-for-sale securities—long-term portion	148,763	64,760
Property and equipment, net	59,012	68,182
Acquired technology rights, net	41,455	49,855
Deferred tax assets—long-term portion	4,712	4,720
Restricted cash—long-term portion	-	1,109
Other assets	14,499	25,121
Total assets	$507,436	$630,950

LIABILITIES AND STOCKHOLDERS’ EQUITY:
Current liabilities:
Accounts payable and accrued liabilities	$42,686	$57,183
Deferred revenue—short-term portion	12,559	14,534
Total current liabilities	55,245	71,717
Deferred revenue—long-term portion	4,007	3,898
Other long-term liabilities	10,854	10,295
Convertible notes	148,588	247,201
Stockholders’ equity:
Common stock	707	710
Additional paid-in capital	739,846	733,378
Accumulated other comprehensive income	2,682	4,051
Accumulated deficit	(454,493)	(440,300)
Total stockholders’ equity	288,742	297,839
Total liabilities and stockholders’ equity	$507,436	$630,950

Note 1:
The condensed consolidated balance sheet at December 31, 2009 has been derived from the audited consolidated financial statements at that date included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009.

AFFYMETRIX, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
(UNAUDITED)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2010	2009	2010	2009
REVENUE:
Product sales	$67,273	$66,172	$205,819	$198,198
Services	4,929	9,901	14,134	33,678
Royalties and other revenue	1,770	2,118	5,884	6,430
Total revenue	73,972	78,191	225,837	238,306
COSTS AND EXPENSES:
Cost of product sales	29,822	30,728	85,816	95,047
Cost of services and other	3,677	5,142	11,820	20,299
Research and development	16,175	18,764	52,469	60,408
Selling, general and administrative	26,309	30,608	86,116	96,276
Restructuring charges	-	(296)	-	1,897
Total costs and expenses	75,983	84,946	236,221	273,927
Loss from operations	(2,011)	(6,755)	(10,384)	(35,621)
Interest income and other, net	760	774	(2,100)	1,290
Interest expense	1,537	2,430	6,309	8,510
Gain on repurchase of convertible notes	4,108	-	5,852	17,447
Income (loss) before income taxes	1,320	(8,411)	(12,941)	(25,394)
Income tax provision	352	408	1,252	1,310
Net income (loss)	$968	$(8,819)	$(14,193)	$(26,704)

Basic net income (loss) per common share	$0.01	$(0.13)	$(0.21)	$(0.39)

Diluted net income (loss) per common share	$0.01	$(0.13)	$(0.21)	$(0.39)

Shares used in computing basic net income (loss) per common share	68,875	68,799	68,945	68,569

Shares used in computing diluted net income (loss) per common share	69,223	68,799	68,945	68,569